Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT, (this “Agreement”) is made as of March 29, 2012, by and among Richard Markee (the “Executive”), Vitamin Shoppe, Inc., a Delaware corporation, (“Parent”) and Vitamin Shoppe Industries Inc., a New York corporation (the “Company”).

Reference is made to that certain Employment and Non-Competition Agreement by and between the Executive, Parent and Company dated September 9, 2009, as amended by Amendment No. 1 to Employment and Non-Competition Agreement dated February 28, 2011 (the “Employment Agreement”).

WHEREAS, the parties to this Agreement desire to further amend the Employment Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. As used in the Employment Agreement the term:

(a) “Parent” is hereby deemed to refer to Vitamin Shoppe, Inc., a Delaware corporation and successor in merger of VS Parent, Inc. into VS Holdings Inc.; and

(b) “Company” is hereby deemed to refer to Vitamin Shoppe Industries Inc., a New York corporation.

2. Section 1 of the Employment Agreement is hereby amended as follows:

(a) the phrase “, VS Direct, Inc.” is hereby deleted in the ninth line thereof;

(b) the phrase “, VS Direct’s” is hereby deleted in the eleventh line thereof; and

(c) the following sentences are added to the end of Section 1 of the Employment Agreement:

“The Executive’s duties include working with the Chief Executive Officer of Parent and the Company, and such other members of senior management as may be requested by the Chief Executive Officer. The Executive further agrees and acknowledges that during the Term he will not engage in any other business activities or provide services to other entities or individuals without disclosure to, and advance written approval from, the Board of Directors of Parent, and that he will continue to devote more of his business time, attention and services to the Company than to any other single business entity or group of related entities.”

3. Section 2(A) of the Employment Agreement is hereby amended by deleting the word “first” in the last sentence thereof and inserting the word “next” therefor.

4. Section 2(B) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(B) Bonus Compensation. For each calendar year during the term of this Agreement, the Executive shall be eligible for a cash bonus award (the “Annual Cash Bonus”) with a target amount of sixty percent (60%) of his then current base salary pursuant to the Company’s then current Management Incentive Program (“MIP”). As currently constituted the MIP is based upon (i) the Company’s satisfaction of operating objectives specified by the Company’s Board of Directors each year in its sole discretion, and (ii) individual members of management’s satisfaction of certain individual operating objectives based upon their area of responsibility as specified by the Company’s Board of Directors in their sole discretion. The Executive acknowledges that Company reserves the right to change the structure of the MIP from time to time, provided that any change will not affect the Executive’s ability to receive an Annual Cash Bonus with a target of sixty percent (60%) of the Executive’s base salary. The Executive shall be paid his Annual Cash Bonus on or about March 1st of the calendar year following the year to which such bonus relates, and in all events on or before March 15th of such year. The parties acknowledge that the determination of the Annual Cash Bonus for the year in which the Executive’s employment terminates (and possibly for the prior year) shall not be known on the date the Executive’s employment terminates, and, if any, shall be paid by Company to the Executive not more than thirty (30) days after the determination thereof, but in all events on or before March 15th of the calendar year following the calendar year of termination. The Executive’s Annual Cash Bonus potential shall be reviewed annually for increase or decrease by the Compensation Committee and recommended to the Board of Directors for approval in their sole discretion. The Executive acknowledges and agrees that as required under law or Company policy, incentive compensation to the extent received based on erroneous information, is subject to recoupment for a three year period in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the federal securities laws.”

5. Section 2 (D) of the Employment Agreement: is hereby amended and restated in its entirety as follows:

“(D) Reimbursement of Expenses. The Company shall reimburse the Executive for any and all out-of-pocket expenses reasonably incurred by the Executive during the term of his employment in connection with his duties and responsibilities as Chief Executive Officer of Parent or the Company, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. All reimbursements under this Section 2(D) shall be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.”

6. Section 2(G) of the Employment Agreement is hereby deleted in its entirety and replaced with the placeholder title “(G) Reserved.”

7. Section 2(H) of the Employment Agreement is hereby deleted in its entirety and replaced with the placeholder title “(H) Reserved.”

8. Section 2(I) of the Employment Agreement is hereby deleted in its entirety and replaced with the placeholder title “(I) Reserved.”

9. A new section 2(J) is hereby added to the Employment Agreement, to read in its entirety as follows:

“(J) Forfeiture and Repayment. The Executive agrees and acknowledges that amounts and awards payable pursuant to this Agreement or any bonus or incentive plan are subject to forfeiture and recoupment and may be cancelled without payment and/or a demand for repayment of any amounts or gains realized may be made upon the Executive on the basis of the Parent’s or the Company’s forfeiture and recoupment policies, or on the basis of any of the following circumstances: (i) if during the course of employment the Executive engages in conduct that is (x) materially adverse to the interest of the Parent or the Company, which include failures to comply with the Parent’s and the Company’s written rules or regulations and material violations of any agreement with the Parent or the Company, (y) fraud, or (z) conduct contributing to any financial restatements or irregularities; (ii) if during the course of employment, the Executive competes with, or engages in the solicitation and/or diversion of customers or employees of, the Parent or the Company; (iii) if following termination of employment, the Executive violates any post-termination obligations or duties owed to, or any agreement with, the Parent or the Company, which includes this Agreement and other agreements restricting post-employment conduct; and (iv) if compensation that is promised or paid to the Executive is required to be forfeited and/or repaid to the Parent or the Company pursuant to applicable regulatory requirements as in effect from time to time and/or such forfeiture or repayment affects amounts or benefits payable under this Agreement or other plan or arrangement.”

10. Section 3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“3. Term. The term of the Executive’s employment hereunder shall commence on the Effective Date and shall terminate on January 1, 2015 (the “Term”), unless earlier terminated as provided in Section 5 of this Agreement.”

11. The reference in the last sentence of Section 5(A) of the Employment Agreement shall be changed from “2011” to “2014”.

12. Section 5(C) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(C) At the Election of the Company for Reasons Other than With Cause. The Company may, unilaterally, terminate the Executive’s employment hereunder at any time during the Term without Cause upon five (5) business days prior written notice to the Executive of the Company’s election to terminate. Upon any such termination under this Section 5(C), the Company shall provide the applicable Severance Pay as defined and specified in the Parent’s Executive Severance Pay Policy (the “Policy”), as may be amended from time to time, payable upon a termination of the Executive’s employment by the Company other than for “cause”, as defined in the Policy, together with the following additional item:

(i) Subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), until the earlier to occur of (x) a period of twelve months from the date of termination of the Executive or (y) the time when the Executive becomes eligible for insurance coverage offered by any subsequent employer (the “Insurance Continuation Period”), allow the Executive to continue to participate in all life, health, disability and similar insurance plans and programs of the Company to the extent that such continued participation is possible under the general terms and provisions of such plans and programs, with the Company and the Executive paying the same portion of the cost of each such plan or program as existed at the time of the Executive’s termination. In the event that the Executive’s continued participation in any group plans and programs is not permitted, then in lieu thereof, the Company shall acquire, with the same cost sharing, individual insurance policies providing comparable coverage for the Executive for the Insurance Continuation Period; provided, that the Company shall not be obligated to pay for any such individual coverage more than three (3) times the Company’s cost of such group coverage.”

13. Section 5(D) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(D) At the Election of the Executive for Certain Reasons. The Executive may terminate his employment upon written notice to the Company if, upon the occurrence of a Change in Control, as defined in the Policy, or within two years after a Change in Control, the Executive experiences an Adverse Change in Status, as defined in the Policy, without his written consent, which is not remedied within thirty (30) days after which the Executive gives written notice to the Board of Directors of the same. In order to exercise his right to terminate his employment under this Section 5(D), the Executive must provide written notice to the Board of Directors within ninety (90) days of such change. If the Executive exercises his right to terminate his employment under this Section 5(D), the Company shall provide the applicable Severance Pay as defined and specified in the Policy, as may be amended from time to time, payable upon a termination by the Executive due to an Adverse Change in Status.”

14. Section 5(E)(i) of the Employment Agreement is hereby amended by deleting the phrase “(provided that if the Executive’s employment is terminated on or prior to the last day of fiscal year 2009, the Company shall pay the Executive the full guaranteed bonus for 2009)” in the last two lines thereof.

15. Section 5(F)(i) of the Employment Agreement is hereby amended by deleting the phrase “(provided that if the Executive’s employment is terminated on or prior to the last day of fiscal year 2009, the Company shall pay the Executive the full guaranteed bonus for 2009)” in the last two lines thereof.

16. The following sentence is added to the end of Section 5(H) of the Employment Agreement:

“All reimbursements under this Section 5(H) shall be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.”

17. Section 5(I) of the Employment Agreement is hereby amended by deleting the phrase “Holdings, VS Direct,” from the forth line thereof.

18. Section 5(J) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(J) Company’s Obligation. The Company’s obligation to make the severance payments and provide benefits in each case required under Sections 5(C) and 5(D) is conditioned upon the Executive’s compliance with (i) the provisions of the Policy, including without limitation the execution and delivery to the Company of a general release as provided therein and compliance with covenants set forth therein, (ii) continued observance in all material respects of the covenants contained in Sections 7 or 8(A) or 9 of this Agreement, and is subject to recoupment and forfeiture pursuant to the Parent’s and the Company’s recoupment and forfeiture policies, as may be in effect from time to time, and as provided herein.”

19. Section 6 of the Employment Agreement is hereby deleted in its entirety and replaced with the placeholder title “6. Reserved.”

20. Section 9 of the Employment Agreement is hereby amended by deleting the phrase “, Holdings, VS Direct” from the sixth line and tenth and eleventh lines thereof.

21. Section 12 of the Employment Agreement is hereby amended as follows:

(a) the phrase “, Parent, VS Direct or VS Holdings” is hereby deleted from the second and third lines thereof and the phrase “or Parent” is hereby inserted therefor;

(b) the reference to “90 days” in the last sentence is hereby deleted and replaced with “75 days”; and

(c) the following sentence shall be added to the end of Section 12 of the Employment Agreement:

“For purposes of determining the order of reduction of amounts payable under the Policy, the order of reduction specified therein shall govern the reduction of such amounts and, if and to the extent not addressed therein, shall be reduced in accordance with the foregoing.”

22. Section 13 of the Employment Agreement is hereby amended by deleting the phrase “, Holdings, VS Direct” in the fourth, ninth, eleventh, fourteenth and fifteenth lines thereof.

23. Section 15 of the Employment Agreement is hereby amended by deleting the phrase “, Holdings, VS Direct” in the seventh line thereof.

24. Section 16 of the Employment Agreement is hereby amended and restated in its entirety as follows:

16. Governing Law. “This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any conflict of law provisions thereof.”

25. Section 20 of the Employment Agreement is hereby amended by deleting the phrase “, Holdings, VS Direct” in the third and eighth lines thereof and by deleting the phrase “, Holding’s, VS Direct’s” in the seventh line thereof.

26. Section 21 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given to the person or entity (i) when delivered by hand, (ii) three days after being sent by first-class certified mail, postage prepaid, return receipt requested, (iii) when delivered by overnight commercial courier, or (iv) when transmitted by telecopy or facsimile machine (with confirmation of receipt), to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

If to the Company or Parent:

Vitamin Shoppe Industries Inc.

2101 91st. Street

North Bergen, New Jersey 07047

Attention:  James M. Sander

Facsimile:  (201) 868-0727

If to the Executive:

Richard Markee

360 Mendham Road

Bernardsville, NJ 07924

Facsimile: (        ) –

with a copy (which shall not constitute notice) to:

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York 10022

Attention:  Colleen Westbrook, Esq.

Facsimile:  (917) 522-3156”

27. Section 22 of the Employment Agreement is hereby amended by deleting the phrase “Holdings, Parent, VS Direct” from the third line thereof and inserting the word “Parent” therefor.

28. Section 24(B) of the Employment Agreement is amended by deleting the phrase “(i) the expiration of the six (6)-month period measured from” in the twelfth line thereof and inserting the phrase “(i) the first day of the seventh month following” therefor.

29. Exhibit A, Exhibit B, and Exhibit C of the Employment Agreement are hereby deleted in their entirety.

30. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

31. This Agreement is an amendment to the Employment Agreement, and to the extent there is a discrepancy between this Agreement and the Employment Agreement, this Agreement shall control and supersede the Employment Agreement to the extent of such discrepancy. The Employment Agreement otherwise remains in full force and effect.

32. This Agreement, the Employment Agreement (as further amended by this Agreement), and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt and prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Richard Markee
Executive: Richard Markee

VITAMIN SHOPPE, INC.
(successor in merger of VS Parent, Inc. into VS Holdings Inc.)

By:	/s/ James M. Sander
Name: James M. Sander
Its: Vice President and General Counsel

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ James M. Sander
Name: James M. Sander
Its: Vice President and General Counsel